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                                  EXHIBIT 21.1




The following is a list of the subsidiaries of PMR Corporation:

NAME:                                          JURISDICTION OF ORGANIZATION:
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
Business Office Solutions Corporation          Delaware
Collaborative Care Corporation                 Tennessee
Collaborative Care, Inc.                       California
BHC Acquisition Corp.                          Delaware
PMR - CD, Inc.                                 California
Psychiatric Management Resources, Inc.         California